SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     OTHER EVENTS.

On November 7, 2012, MBIA Inc. (“MBIA”, or the “Company”) announced the commencement of a consent solicitation (the “Consent Solicitation”) to amend the Indentures governing its 6.40% Senior Notes due 2022, 7.00% Debentures due 2025, 7.15% Debentures due 2027, 6.625% Debentures due 2028 and 5.70% Senior Notes due 2034.  The announcement and the Consent Solicitation Statement are included as Exhibits 99.2 and 99.3, respectively, to MBIA’s Current Report on Form 8-K filed on November 7, 2012. The Consent Solicitation expires at 5:00 p.m., New York City Time, on November 21, 2012, unless extended.

On November 19, 2012,  Moody’s Investors Services, Inc. (“Moody’s”) issued an “Issuer Comment” indicating that the commencement of the tender offer (the “Tender Offer”) by Bank of America Corporation (“BOA”) on November 13, 2012 to purchase any and all of the 5.70% Senior Notes due 2034 (the “2004 Notes”) with the express purpose of inducing holders of the 2004 Notes to sell their 2004 Notes to BOA rather than consent to the proposed amendments being sought as part of the consent solicitation “is credit negative for MBIA” because if BOA is successful in blocking the Consent Solicitation it will leave MBIA and its subsidiaries exposed to the risk of an event of default under the Indentures caused by a rehabilitation or liquidation proceeding involving MBIA Insurance Corporation (“MBIA Corp.”), as described in the Consent Solicitation Statement under “Background and Certain Significant Considerations––Benefits to Holders of the Proposed Amendments”, and because the Tender Offer may mean that it is less likely that MBIA will reach “a quick settlement under terms favorable to MBIA” of its disputes and insurance policies with BOA and its subsidiaries described in the Consent Solicitation Statement under “Background and Certain Significant Considerations––Risks of an MBIA Corp. Rehabilitation or Liquidation Proceeding that would Trigger a Subsidiary Insolvency Default.”

In connection with the Consent Solicitation, MBIA is hereby disclosing that it has been advised by Moody’s that Moody’s expects to convene a meeting of its ratings committee in the near future to consider the ratings of MBIA, MBIA Corp. and National Public Finance Guarantee Corporation (“National”) in light of recent developments,  including the Tender Offer,  and that the Committee may lower the ratings of one or more of the these entities.  There can be no assurance that Moody’s will have a meeting of its ratings committee, that Moody’s will announce the results of its meeting, or of the ratings action, if any, that Moody’s will take with respect to the ratings of such entities.

MBIA, MBIA Corp. and National are currently rated B2 / Negative outlook, B3 /Review for a possible downgrade and Baa2 /Negative outlook, respectively, by Moody’s.

Forward-Looking Statements

This Current Report on Form 8-K includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, whether the Company will realize, or will be delayed in realizing, insurance loss recoveries expected in disputes with sellers/servicers of RMBS transactions at the levels recorded in its financial statements, the possibility that the Company will experience severe losses or liquidity needs due to increased deterioration in its insurance portfolios and in particular, due to the performance of CDOs including multi-sector, CMBS and CRE CDOs and RMBS, the failure to obtain regulatory approval to implement our risk reduction and liquidity strategies, the possibility that loss reserve estimates are not adequate to cover potential claims, the possibility that the Company’s obligations will be accelerated if MBIA Insurance Corporation becomes subject to a rehabilitation or liquidation proceeding, the Company's ability to access capital and the Company's exposure to significant fluctuations in liquidity and asset values within the global credit markets, in particular in the ALM business, the Company's ability to fully implement its strategic plan, including its ability to achieve high stable ratings for National or any other insurance subsidiaries, and the Company's ability to commute certain of its insured exposures, including as a result of limited available liquidity, the Company's ability to favorably resolve litigation claims against the Company, and changes in general economic and competitive conditions. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company's forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.'s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in the Company's subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date:	November 19, 2012